UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549






                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of earliest event reported:  June 11, 2001




             Exact name of registrants as specified in their  IRS Employer
Commission     charters, addresses of principal executive    Identification
File Number      offices and registrants' phone number           Number

1-8841	                    FPL GROUP, INC.	               59-2449419
1-3545	             FLORIDA POWER & LIGHT COMPANY	       59-0247775
	                700 Universe Boulevard
                       Juno Beach, Florida 33408
	                    (561) 694-4000


State or other jurisdiction of incorporation:  Florida

Item 5.  Other Events


On June 11, 2001, Lewis Hay III was elected president, chief executive officer and a director of FPL Group, Inc. Mr. Hay succeeds James L. Broadhead, who will remain as chairman of the board through the end of 2001. Since March 2000, Mr. Hay had been serving as president of FPL Energy, LLC and will continue to do so until a replacement is named.






                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                              FPL Group, Inc.
                      Florida Power & Light Company
                              (Registrants)


Date:  June 12, 2001          K. MICHAEL DAVIS
                              K. Michael Davis
           Controller and Chief Accounting Officer of FPL Group, Inc.
                  Vice President, Accounting, Controller and
           Chief Accounting Officer of Florida Power & Light Company